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                                                               EXHIBIT (A)(1)(F)
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE (YOU) TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

--------------------------------------------
FOR THIS TYPE OF       GIVE THE SOCIAL
ACCOUNT:               SECURITY NUMBER OF--
--------------------------------------------
1. Individual          The individual

2. Two or more         The actual owner of
   individuals (joint  the account or, if
   account)            combined funds, the
                       first individual on
                       the account(1)

3. Custodian account   The minor(2)
   of a minor
   (Uniform Gift to
   Minors Act)

4. a. The usual        The
      revocable        grantor-trustee(1)
      savings trust
      (grantor is
      also trustee)

  b. So-called trust   The actual owner(1)
     account that is
     not a legal or
     valid trust
     under state law.

5. Sole                The owner(3)
proprietorship

-------------------------------------------------
                       GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNIDENTIFICATION NUMBER OF--
-------------------------------------------------

 6. Sole               The owner(3)
    proprietorship

 7. A valid trust,     The legal entity(4)
    estate, or
    pension trust

 8. Corporate          The corporation

 9. Association,       The organization
    club, religious,
    charitable,
    educational, or
    other tax-exempt
    organization
    account

10. Partnership        The partnership

11. A broker or        The broker or nominee
    registered
    nominee

12. Account with the   The public entity
    Department of
    Agriculture in
    the name of a
    public entity
    (such as a state
    or local
    government,
    school district,
    or prison) that
    receives
    agricultural
    program payments

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(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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OBTAINING A NUMBER

If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include:

- An organization exempt from tax under section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

- The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or agency or instrumentality of any one or more of the foregoing.

- An international organization or any agency or instrumentality thereof.

- A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

- A corporation.

- A financial institution.

- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

- A real estate investment trust.

- A common trust fund operated by a bank under Section 584(a).

- An entity registered at all times during the tax year under the Investment Company Act of 1940.

- A middleman known in the investment community as a nominee or custodian.

- A futures commission merchant registered with the Commodity Futures Trading Commission.

- A foreign central bank of issue.

- A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends generally exempt from backup withholding include:

- Payments to nonresident aliens subject to withholding under Section 1441.

- Payments to partnerships not engaged in a trade or business in the United States and that have at least one non-resident alien partner.

- Payments made by certain foreign organizations.

- Section 404(k) distributions made by an ESOP.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

EXEMPT PAYEES DESCRIBED ABOVE MUST FILE FORM W-9 OR A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING, FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX IN PART II OF THE FORM, AND RETURN TO THE PAYER IF THE PAYMENTS ARE OF INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS. ALSO SIGN AND DATE THE FORM.

PRIVACY ACT NOTICE.--Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you wish to make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                           FOR ADDITIONAL INFORMATION
          CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE